Exhibit 99.1
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                      [GEORGIAN BANCORPORATION LETTERHEAD]



September 17, 2004


To Our Investors:

Attached is a copy of a press release that was sent out on August 25, 2004 to all newspapers for publication. Since the majority of them chose not to publish it, we wanted to make sure you had an opportunity to review it.


Sincerely,


/s/ Gordon R. Teel                                /s/ Kenneth L. Barber
Chairman, President & CEO                         Vice Chairman


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FOR IMMEDIATE RELEASE


                    GEORGIAN BANCORPORATION, INC. ANNOUNCES
                       PROPOSED GOING-PRIVATE TRANSACTION


ATLANTA, GA - August 25, 2004 - Georgian Bancorporation, Inc. (the "Company") today announced that its Board of Directors has unanimously approved a plan providing for the termination of the Company's reporting obligations under the Securities Exchange Act of 1934 (the "Exchange Act"). Under the plan, record holders of 2,000 or fewer shares of Company common stock will receive cash in exchange for their shares in an amount equal to $15.00 per share. Shares held by shareholders owning more than 2,000 shares of record (including, for purposes of the plan, any shares held in an IRA account) will remain outstanding and be unaffected by the plan.

Based on the Company's current shareholder census, management anticipates that the plan will reduce the number of shareholders of record below 300, which will enable the Company to notify the Securities and Exchange Commission (the "SEC") that it is entitled to cease filing annual, quarterly and current reports, proxy statements and other reports under the Exchange Act. Management estimates that the cessation of these reporting obligations will result in significant savings in legal, accounting and administrative expenses.

The Company's Chairman and Chief Executive Officer, Gordon R. Teel, stated, "As our management team and board examined the relative advantages and disadvantages of our status as a public company, it became apparent that in view of our limited public float and the lack of a liquid, organized trading market for our stock, the compliance costs involved in maintaining that status outweighed the potential benefits of such registration to our shareholders. We believe the Company will function more efficiently as a private company. We also believe that shareholders who will receive cash under the plan will receive a fair price for their stock and that the shareholders who remain will continue to receive relevant information about the Company and its prospects."

The plan is subject to various conditions, including approval by the Company's shareholders following the distribution of a definitive proxy statement describing the terms and effects of the plan. The Company expects to complete the transaction during the fourth quarter of 2004.

ABOUT GEORGIAN BANCORPORATION, INC.

Georgian Bancorporation, Inc. is the holding company for Georgian Bank, which has five locations in the north metropolitan Atlanta, Georgia area. As of June 30, 2004, it had $476 million in assets, $413 million in deposits and approximately 631 shareholders of record. Additional information about the Company can be found in its SEC filings at www.sec.gov.
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IMPORTANT LEGAL INFORMATION

The Company plans to file a preliminary proxy statement regarding the plan described above with the SEC and will file a definitive proxy statement upon completion of SEC review. Before making any voting decisions, investors and shareholders are urged to read the proxy statement carefully in its entirety when it becomes available, as it will contain important information about the plan. A definitive proxy


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statement will be sent to the shareholders of the Company seeking their approval of the plan. Investors and shareholders may obtain a free copy of the definitive proxy statement, when it becomes available, and other documents filed with, or furnished to, the SEC by the Company at the SEC's website at http://www.sec.gov.
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Copies of the definitive proxy statement and other documents filed with the SEC may also be obtained for free from the Company by directing a written request to Georgian Bancorporation, Inc., 3270 Florence Road, Powder Springs, Georgia,
Attn: Philip H. Ekern, Chief Financial Officer.

Georgian Bancorporation, Inc., its directors, executive officers and certain members of management and employees may be soliciting proxies from shareholders in favor of approval of the plan. Information regarding such officers and directors is included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003 as filed with the SEC.

FORWARD LOOKING STATEMENTS

Certain statements in this press release may constitute "forward-looking" statements as defined in Section 27A of the Securities Act of 1933 (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), the Private Securities Litigation Reform Act of 1995 (the "PSLRA"), or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the PSLRA. Any such forward-looking statements reflect our beliefs and assumptions and are based on information currently available to us. Forward-looking statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Risks and uncertainties relating to the effects and implementation of the plan include the risks that shareholders will not approve the plan, that the Company will not realize the anticipated cost savings as a result of the plan and that the reduction in publicly available information about the Company and in its number of shareholders will decrease the liquidity and market value of the common stock. More detailed information about these risks can be found in the proxy statement relating to the plan upon its filing with the SEC.

These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the "safe harbor" provisions of such laws. Any forward-looking statements we make are not guarantees or indicative of future performance.

Any subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth or referred to above. Except as required by law, we disclaim any obligation to update such statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.


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